                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             WONDERWARE CORPORATION
                                       AT
                              $24.00 NET PER SHARE
                                       BY

                             WDR ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   SIEBE PLC

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 3, 1998, UNLESS EXTENDED.

                                                                   March 2, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated March 2, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by WDR Acquisition Corp., a Delaware corporation (the "Offeror") and an indirect wholly owned subsidiary of Siebe plc, a public limited company organized under the laws of the United Kingdom ("Parent"), to purchase all of the outstanding shares of Common Stock, $0.001 par value per share, of Wonderware Corporation, a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of February 15, 1996, as amended as of February 24, 1998, by and between the Company and The First National Bank of Boston, as Rights Agent (collectively, the "Shares"), at a price of $24.00 per Share, net to the Seller in cash, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 24, 1998, among Parent, Offeror, WDR Sub Corp., a Delaware corporation and a wholly owned subsidiary of Offeror, and the Company (the "Merger Agreement"). Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $24.00 per Share, net to the seller in cash.

          2. The Offer is subject to a Minimum Condition (as defined in the Offer to Purchase) and certain other conditions. See Sections 1 and 15 of the Offer to Purchase.

          3. The Offer is being made for all of the outstanding Shares.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Offeror pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, April 3, 1998, unless the Offer is extended.

          6. The Board of Directors of the Company (the "Board") has unanimously approved the Offer and the Merger Agreement (as defined in the Offer to Purchase) and determined that the Offer and the Merger are fair to and in the best interests of the Company and its stockholders and unanimously recommends that the stockholders accept the Offer and tender their Shares.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Certificates are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror by Merrill Lynch, Pierce, Fenner & Smith Incorporated or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             WONDERWARE CORPORATION
                                       BY
                             WDR ACQUISITION CORP.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase of WDR Acquisition Corp. dated March 2, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by WDR Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Siebe plc, a public limited company organized under the laws of England, to purchase all outstanding shares of Common Stock of Wonderware Corporation, a Delaware corporation, including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of February 15, 1996, as amended February 24, 1998, by and between the Company and The First National Bank of Boston, as Rights Agent (collectively, the "Shares").

     This will instruct you to tender to Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
------------------------------------------------------------

 Number of Shares to be Tendered:*
------------------
------------------------------------------------------------

                                                        SIGN HERE

Account Number:                           --------------------------------------

Date: , 1998                              --------------------------------------
                                                       Signature(s)

                                          --------------------------------------

                                          --------------------------------------
                                                     (Print Name(s))

                                          --------------------------------------

                                          --------------------------------------
                                                   (Print Address(es))

                                          --------------------------------------
                                           (Area Code and Telephone Number(s))

                                          --------------------------------------
                                               (Taxpayer Identification or
                                                Social Security Number(s))

---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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